                                 MAY 19, 1998




Mr. C. Todd Harwell, President
OPMI Operating Company, Inc.
6575 W. Loop South, Suite 493
Bellaire, TX   77401

Dear Mr. Harwell,

ARXA International Energy, Inc. is aggressively engaged in the search for low risk oil and gas exploration projects, production acquisitions, merger partners and corporate acquisition opportunities. In this regard, you have represented you have contacts in the industry that you would like to introduce to ARXA for a negotiated finder's fee. Accordingly, a fee schedule is set forth below:

1. On each exploration project or production acquisition referred to ARXA in writing and by personal introduction, ARXA hereby agrees to compensate you by paying to you a fee equal to 4% of the total acquisition cost to ARXA.

2. On each corporate level merger or corporate level acquisition referred to ARXA in writing and by personal introduction, ARXA hereby agrees to compensate you by paying to you, in ARXA common stock, a fee equal to 2% of the net book value of the corporation merged with or acquired.

3. ARXA agrees to not circumvent Harwell on any clients introduced to ARXA in writing and by personal introduction.

4. ARXA agrees to issue to Harwell ONE HUNDRED THOUSAND (100,000) shares of ARXA's S-8 common stock (par value $.001 per share) as a consulting fee.
   The stock will be valued at the closing price of May 18, 1998 which is $1.08 per share. The value of this common stock advance payment will be deducted from the fees earned by you, as described in 1) and 2) above.

5. It is understood that this agreement does not include or apply in any way to the May 14, 1998 Letter of Intent between ARXA and OPMI Operating Company, Inc. and Todd Harwell, individually.

6. This letter agreement shall be effective for a term of one year, beginning from this date, and will govern all transactions described in 1) and 2) above for which ARXA holds a binding Letter of Intent executed and delivered prior to the expiration of the one year term.

This agreement requires ARXA's Board of Directors approval and notice must be filed with the Securities and Exchange Commission using form S-8.

Please acknowledge your acceptance of this agreement by signing in the space provided below:

Agreed and Accepted:                 Agreed and Accepted:

-------------------------------      --------------------------------
C. Todd Harwell, President           L. Craig Ford, President

Date:                                Date:
     --------------------------           ---------------------------